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                                                                   EXHIBIT 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Joint Registration Statements on Form S-3 and Form S-8 of Patriot American Hospitality, Inc. and Wyndham International, Inc. of our report dated February 27, 1998, on our audit of the financial statements of CHC International, Inc. Hospitality Division as of November 30, 1997, and for the year then ended, included in the Current Report on Form 8-K of Patriot American Hospitality, Inc. and Wyndham International, Inc. dated April 20, 1998.


                                       /s/ PricewaterhouseCoopers LLP


Miami, Florida
July 31, 1998